EXHIBIT 99.1

Industrial Services of America, Inc. Reports Second Quarter 2010 Results

LOUISVILLE, KY. (August 9, 2010) -- Industrial Services of America, Inc. (NASDAQ: IDSA), a company that buys, processes and markets ferrous and non-ferrous metals and other recyclable commodities for domestic users and export markets and offers programs and equipment to help businesses manage wastes, today reported financial results for the second quarter ending June 30, 2010.

Highlights:

--   Total revenue for the second quarter 2010 increased 137% to $92.8 million from last year second quarter

--   Net income for the second quarter 2010 increased 155% to $2.3 million from last year second quarter

--   New credit facilities of $48.8 million to accommodate continued growth

Harry Kletter, Chairman and Chief Executive Officer commented, "The quarter ended with much stronger than expected orders, but we continue to be cautious as certain economic indicators suggest that the current recovery may be slowing."  The company recently announced that its credit facilities had been increased to $48.8 million from $28.8 million.  Brian Donaghy, President stated, "We need the increased credit facilities in place for opportunities in our overall recycling business."

For the second quarter of 2010:

--    Total revenue was $92.8 million in 2010, compared with $39.1 million in 2009 primarily due to an   increase in the volume of ferrous shipments of 164.0%. (Shredder operations began July 1, 2009.)

--    Net income was $2,347,200 (basic and diluted earnings of $0.36 per share) in 2010, compared with $922,210 (basic and diluted earnings of $0.17 per share) in 2009.  Basic and diluted weighted average shares outstanding were 6,462,513 and 6,489,908 in 2010 and 5,477,844 for both in 2009 (adjusted for split).

--    Earnings before interest, taxes, depreciation and amortization (EBITDA) for 2010 was $5,117,653 compared with EBITDA of $2,365,976 for 2009. (See attached reconciliation.)

For the first six months of fiscal 2010:

--    Total revenue was $167.0 million, compared with $63.4 million in 2009 primarily due to an increase in the volume of ferrous shipments of 175.3%. (Shredder operations began July 1, 2009.)

--    Net income was $4,110,464 (basic earnings of $0.64 per share and diluted earnings of $0.63 per share), compared with net income of $1,576,273 (basic and diluted earnings of $0.29 per share) in 2009.  Basic and diluted weighted average shares outstanding were 6,456,053 and 6,474,903 in 2010 and 5,420,709 for both in 2009 (adjusted for split).

--    Earnings before interest, taxes, depreciation and amortization (EBITDA) for 2010 were $9,249,654 compared with EBITDA of $4,208,212 for 2009. (See attached reconciliation.)

Other Information:

ISA will host a conference call on Monday, August 9, 2010 at 2:00 p.m. Eastern Daylight Time to discuss its earnings results for the quarter ended June 30, 2010 and to provide an update on business developments.

The conference call can be accessed by dialing:

U.S. and Canada Dial-in Number: 877-354-6067

International Dial-in Number: 706-758-1711

Conference ID# 90249476

Callers should identify the Industrial Services of America earnings results call.

Harry Kletter, the Company's 83 year old founder and Chairman of the Board, through his various holdings, for estate and tax purposes, has sold a small portion of his shares and may from time to time sell additional shares.  He also pays certain advisors with shares of his ISA stock.  Mr. Kletter stated, "I am fully committed to the future of ISA as the Company continues to seek out additional strategic growth opportunities to invest in."

ISA's 2010 SEC filings are available for review at the Securities and Exchange Commission web site at http://www.sec.gov/edgar/searchedgar/companysearch.html.

About ISA

Headquartered in Louisville, Kentucky, Industrial Services of America, Inc., is a publicly traded company whose core business is buying, processing and marketing scrap metals and recyclable materials for domestic users and export markets.  Additionally, ISA offers commercial, industrial and business customers a variety of programs and equipment to efficiently manage waste. More information about ISA is available at www.isa-inc.com.

This news release contains forward-looking statements that involve risks and uncertainties that could cause actual results to differ from predicted results.  Specific risks include fluctuations in the price of recycled materials, varying demand for waste managing systems, equipment and services, competitive pressures in the waste managing systems and equipment, competitive pressures in the waste managing business, and loss of customers. Further information on factors that could affect ISA's results is detailed in ISA's filings with the Securities and Exchange Commission. ISA undertakes no obligation to publicly release the results of any revisions to the forward-looking statements.

Contact Information: Industrial Services of America, Inc., Louisville Harry Kletter or Alan Schroering, 502-366-3452 hklet@isa-inc.com or aschroering@isa-inc.com http://www.isa-inc.com/

Key words: recycling, scrap, ferrous, non-ferrous materials, waste management, international markets, global markets.

FINANCIAL RESULTS AND

SUPPLEMENTAL FINANCIAL INFORMATION

FOLLOW

INDUSTRIAL SERVICES OF AMERICA, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

THREE MONTHS ENDED JUNE 30, 2010 AND 2009

(UNAUDITED)

	2010	2009

Revenue from services	$ 1,534,517	$ 1,522,134
Revenue from product sales	91,280,445	37,602,180
Total revenue	92,814,962	39,124,314

Cost of goods sold for services	1,436,049	1,153,059
Cost of goods sold for product sales	83,625,249	33,820,184
Total cost of goods sold	85,061,298	34,973,243

Selling, general and administrative expense	3,564,271	2,439,883

Income before other income (expense)	4,189,393

Other income (expense)
Interest expense	(339,642)	(213,161)
Interest income	9,478	6,917
Gain on sale of assets	49,500	7,222
Other income	3,270	24,851
	(277,394)	(174,171)

Income before income taxes	3,911,999	1,537,017

Income tax provision	1,564,799	614,807

Net income	$ 2,347,200	$ 922,210

Basic earnings per share	$ 0.36	$ 0.17

Diluted earnings per share	$ 0.36	$ 0.17

Weighted shares outstanding:
Basic	6,462,513	5,477,844

Diluted	6,489,908	5,477,844

INDUSTRIAL SERVICES OF AMERICA, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

SIX MONTHS ENDED JUNE 30, 2010 AND 2009

(UNAUDITED)

	2010	2009

Revenue from services	$ 3,069,650	$ 4,167,702
Revenue from product sales	163,914,278	59,206,535
Total revenue	166,983,928	63,374,237

Cost of goods sold for services	2,786,452	3,415,987
Cost of goods sold for product sales	150,160,354	51,822,374
Total cost of goods sold	152,946,806	55,238,361

Selling, general and administrative expense	6,765,293	5,149,544

Income before other income (expense)	7,271,829	2,986,332

Other income (expense)
Interest expense	(668,611)	(351,666)
Interest income	17,307	22,160
Gain on sale of assets	234,148	10,972
Other expense	(3,899)	(40,676)
	(421,055)	(359,210)

Income before income taxes	6,850,774	2,627,122

Income tax provision	2,740,310	1,050,849

Net income	$ 4,110,464	$ 1,576,273

Basic earnings per share	$ 0.64	$ 0.29

Diluted earnings per share	$ 0.63	$ 0.29

Weighted shares outstanding:
Basic	6,456,053	5,420,709

Diluted	6,474,903	5,420,709

Industrial Services of America, Inc.

Supplemental Financial Information

Reconciliation of EBITDA (1):

	Three Months ending June 30,		Six Months ending June 30,
	2010	2009	2010	2009
Net Income	2,347,200	922,210	4,110,464	1,576,273
Interest expense	339,642	213,161	668,611	351,666
Income taxes	1,564,799	614,807	2,740,310	1,050,849
Depreciation	866,012	615,798	1,730,269	1,229,425
Amortization	-	-	-	-
EBITDA (1)	5,117,653	2,365,976	9,249,654	4,208,212

(1)   EBITDA is calculated by the Company as net income before interest expense, income tax expense, depreciation and amortization. The Company uses EBITDA as a key performance measure of results of operations for purposes of evaluating performance internally. This non-GAAP measurement is not intended to replace the presentation of our financial results in accordance with GAAP.  Rather, we believe the EBITDA calculation provides additional information to investors and debt holders due to the fact that tax credits, tax rates and other tax related items vary by company.  Additionally, years of service for fixed assets and amortizable assets are based on company judgment.  Finally, companies have several ways of raising capital which can affect interest expense.  We believe the presentation of EBITDA provides a meaningful measure of performance exclusive of these unique items.

Contact Information: Industrial Services of America, Inc., Louisville Harry Kletter or Alan Schroering, 502-366-3452 hklet@isa-inc.com or aschroering@isa-inc.com http://www.isa-inc.com/